UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

UMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-55030
(Commission File Number)

90-0893594
(IRS Employer Identification No.)

8851 Camp Bowie West Boulevard, Suite 240
Fort Worth, Texas 76116
(Address of principal executive offices)

(817) 346-6900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 3016, the registrant's board of directors appointed Ransom B. Jones, currently interim Chief Executive Officer and Director, as the registrant's President.   There are no material plans, contracts or arrangements (whether or not written) with respect to Mr. Jones' election as interim chief executive officer.  Any such plans, contracts or arrangements, if any, will be worked out at a later date.
Ransom B. Jones, the registrant's current Interim Chief Executive Officer and Director, age 67, a resident of Frisco, Texas, has over 40 years of diverse business experience.  He is a retired partner of KPMG Peat Marwick and former Chief Financial Officer of two publicly traded corporations, Western Preferred Corporation and El Paso Refining, Inc.  He has also served as an officer of some of the largest and most prestigious global financial institutions including Goldman Sachs, Citicorp, ABN-AMRO Bank and AIG.  After resigning from AIG, Mr. Jones created a very successful small business for life insurance lending.  He graduated from the University of Texas at El Paso in 1971 with a BBA, Accounting.  Ransom B. Jones and Kevin Jones are brothers.

Item 9.01 Financial Statements and Exhibits.
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UMED Holdings, Inc.
(Registrant)

Date: August 15, 2016.	By:	/s/Randy Moseley
	Name:	Randy Moseley
	Title:	Chief Financial Officer